      EXHIBIT 4.5.2

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of February 28th, 2003, (the “Third Amendment Date”) is entered into among BUTLER MANUFACTURING COMPANY, a Delaware corporation (“Borrower”), the banks listed on the signature pages hereof (collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Lender (in said capacity, the “Administrative Lender”).

Borrower, the Lenders and Administrative Lender are parties to that certain Credit Agreement, dated as of June 20, 2001, as amended by that First Amendment to Credit Agreement dated as of December 4, 2001, as amended by that certain Waiver and Amendment dated as of February 3, 2003, as amended by the Second Amendment to Credit Agreement dated as of December 17, 2002 (the “Second Amendment”) (as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement). Borrower has requested that the Administrative Lender and the Lenders amend the Credit Agreement. Lenders and Administrative Lender have agreed to amend the Credit Agreement under certain terms and conditions, which include the Borrower and the Guarantors granting the Collateral Agent a first priority security interest in the Collateral, subject to Permitted Liens that was a condition to the relief granted to Borrower by the Lenders in connection with the Second Amendment. Borrower and the Guarantors are willing to grant such security interests in the Collateral. But for Borrower and the Guarantors’ covenant to grant such security interests, the Administrative Lender and the Lenders would not have been willing to enter into the Second Amendment or be willing to enter into this Third Amendment.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower, Lenders and Administrative Lender covenant and agree as follows:

     1.     AMENDMENTS TO THE CREDIT AGREEMENT. (a) Section 1.1 of the Credit Agreement is hereby amended by adding a new definition of “Intercreditor Agreement” thereto in proper alphabetical order to read as follows:

“Intercreditor Agreement” means that certain Intercreditor and Agency Services Agreement among Bank of America, N.A., as administrative agent, issuing bank and collateral agent, the Lenders, the 2001 noteholders, the 1998 noteholders and the 1994 noteholders, and consented to by the Borrower and the Guarantors dated as of February 28, 2003, as amended, restated, supplemented or otherwise modified from time to time.

(b)  Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Non-recourse Debt” thereto in proper alphabetical order to read as follows:

“Non-recourse Debt” means (i) non-recourse Debt secured by Liens granted on real estate, the improvements thereon and related property purchased or held for development and sale, including any completed project until its sale to a customer, not to exceed $35,000,000 in aggregate amount outstanding at any time and in which the Borrower or its Subsidiaries do not invest at any time more than 45% of the purchase and development costs of such real estate, improvements and related property and (ii) Debt of Foreign Subsidiaries that is non-recourse to the Borrower and the Guarantors (a) which is listed on Schedule 7.13 and is existing on the Third Amendment Date and (b) not to exceed $15,000,000 in aggregate amount outstanding at any time if not listed on Schedule 7.13. As used in (i) above, “related property” for a particular real estate project includes: leases, rents, profits and security deposits for the project; books and records for the project; condemnation rights, insurance payments (including deductive amounts) and proceeds related thereto; permits, licenses, certificates of occupancy and other governmental authorizations for the project; franchise, management, service, governmental (including tax incentive) and other agreements related to the project; trademarks and trade names for the project; construction contracts, architect’s and engineer’s agreements, plans, specifications, drawings, surveys, models, sample materal and other items for the construction, fixturing, renovation or improvement of the project; and deposit accounts used exclusively for the project.

(c)  Section 1.1 of the Credit Agreement is hereby amended by adding a new definition of “Third Amendment” thereto in proper alphabetical order to read as follows:

“Third Amendment” means that certain third amendment to this Agreement dated as of February 28, 2003.

(d)  Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.13 Debt. The Borrower shall not, and shall not permit any Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Debt, except any or all of the following:

(a) Existing Debt described on Schedule 7.13 hereto and renewals, refinancings and extensions, but not increases thereof, on terms and conditions not otherwise materially different from the terms and conditions thereof immediately preceding such renewal, refinancing or extension;

(b) In addition to the Existing Debt described on Schedule 7.13 hereto, provided no Default or Event of Default exists both before and after giving effect thereto, Non-recourse Debt, provided that such Debt shall not be payable from the proceeds of Investments of the Borrower or any Domestic Subsidiary in any Foreign Subsidiary;

(c) In addition to the Existing Debt described on Schedule 7.13 hereto, provided no Default or Event of Default exists both before and after giving effect thereto, purchase money Debt or Capitalized Lease Obligations not to exceed $12,000,000 at any time outstanding;

(d) In addition to the Existing Debt described on Schedule 7.13 hereto, provided no Default or Event of Default exists both before and after giving effect thereto, Swap Contracts in respect of interest rates, foreign exchange or aluminum contracts, in each case that are (i) not for the purpose of speculation and (ii) on an unsecured basis; and

(e) in addition to the existing Debt described on Schedule 7.13 hereto, provided no Default or Event of Default exists both before and after giving effect thereto, letters of credit securing manufacturing and factory equipment purchases not to exceed $500,000 at any time outstanding.

(e)  New Section 7.21 of the Credit Agreement is hereby added to the Credit Agreement to read as follows:

7.21. Incorporation By Reference. On the effective date of the Third Amendment, each financial covenant (together with any defined terms and schedules related thereto) imposed under the Note Agreements (as defined in the Intercreditor Agreement) is incorporated into this Agreement and shall apply as if fully set forth herein.

If, after the effective date of the Third Amendment, the Noteholders (as defined in the Intercreditor Agreement) or any other holder of Indebtedness of the Borrower impose any additional or more restrictive covenant (including by amendment of an existing covenant, by waiver or consent or otherwise) of the type or similar to the type contained in Article 7 of the this

Agreement (as such this Agreement exists on the date of the Third Amendment), or the Borrower grants to any Noteholder (as defined in the Intercreditor Agreement) or other holder of Indebtedness of the Borrower any new covenant of the type or similar to the type contained in Article 7 of this Agreement (as this Agreement exists on the date of the Third Amendment) more favorable to such Noteholder (as defined in the Intercreditor Agreement) or other holder or Indebtedness of the Borrower than such covenants or similar covenants contained in this Agreement, the Borrower shall promptly notify, and furnish a copy thereof to, each holder of the Administrative Agent, and this Agreement shall be deemed to be amended automatically to incorporate such additional, more restrictive or more favorable financial covenant (together with any defined terms and schedules related thereto).

(f)  Section 11.1(a) of the Credit Agreement is hereby amended to change the notice address for Borrower under heading (i) to read as follows:

Butler Manufacturing Company
1540 Genessee
Kansas City, MO 64102
Attn: Chief Financial Officer
Telephone: (816) 968-3216
Facsimile: (816) 968-6504
Electronic: lcmiller@butlermfg.com

with a copy to:

Butler Manufacturing Company
1540 Genessee
Kansas City, MO 64102
Attn: General Counsel
Telephone: (816) 968-3214
Facsimile: (816) 968-3211
Electronic: jwhuey@butlermfg.com

     2.     REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1 and the effectiveness of the First Amendments to the Note Agreements (as defined in the Intercreditor Agreement), as amended:

the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as if made on and as of such date; no event has occurred and is continuing which constitutes a Default or an Event of Default;

Borrower has full power and authority to execute and deliver this Third Amendment, and this Third Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

neither the execution, delivery and performance of this Third Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law to which Borrower or any of its Subsidiaries is subject, or any indenture, agreement or other instrument to which Borrower or any of its Subsidiaries or any of their respective property is subject;

no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person (other than the Board of Directors of the Borrower and the Guarantors), is required for the execution, delivery or performance by (i) Borrower of this Third Amendment or (ii) the acknowledgment of this Third Amendment by each Guarantor; and

each Material Domestic Subsidiary has executed a Subsidiary Guaranty.

     3.     CONDITIONS OF EFFECTIVENESS. This Third Amendment shall be effective as of the Third Amendment Date first set forth above, subject to the following:

(a)  Administrative Lender shall have received counterparts of this Third Amendment executed by all Lenders, the Borrower and the Guarantors;

(b)  there shall be no Default or Event of Default under the Credit Agreement after giving effect to this Third Amendment;

(c)  Borrower shall cause to be delivered to the Administrative Lender a legal opinion in connection with the Third Amendment in form and substance reasonably acceptable to Special Counsel;

(d)  Borrower shall have delivered to the Administrative Lender a secretary’s certificate, with incumbency provision, certifying the effective corporate resolutions of the Borrower authorizing the Borrower to enter into this Third Amendment and deliver the Collateral;

(e)  Borrower shall have caused to be delivered to the Administrative Lender a secretary’s certificate, with incumbency provision, from each Guarantor certifying to the effective corporate resolution of such Guarantor authorizing such Guarantor to execute their respective acknowledgment of this Third Amendment and if applicable, the delivery of the Collateral;

(f)  Borrower shall deliver to Administrative Lender a fully executed security agreement of even date therewith together with such other related documents as the Administrative Lender may require, each on terms and conditions acceptable to the Administrative Lender;

(g)  Borrower shall deliver or cause to be delivered a fully executed intercreditor agreement of even date herewith on terms and conditions acceptable to the Administrative Lender;

(h)  Borrower shall have reimbursed the Administrative Lender for all of the Administrative Lenders costs, fees and expenses, including attorney fees and expenses of Special Counsel, incurred in connection with due diligence, negotiations, drafting and the consummation of the Credit Agreement, the Loan Documents and this Third Amendment; and

(i)  Administrative Lender and Lenders shall have received in form and substance satisfactory to Administrative Lender and Lenders, such other documents and certificates as Lenders shall require.

     4.     GUARANTOR ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution by the Borrower of this Third Amendment, (b) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Subsidiary Guaranty, (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty, (e) acknowledges, consents and agrees to each of the release provisions contained in Section 7 of this Third Amendment and (f) to the extent applicable, agrees to deliver or assist in the delivery of the Collateral.

     5.     CONSENT REGARDING DISSOLUTION OF SUBSIDIARY. The Lenders and the Administrative Lender hereby consent to the dissolution and liquidation of Innovative Building Technology, Inc. and acknowledge that upon its dissolution and liquidation, it shall no longer be considered as a Subsidiary for purposes of the Credit Agreement, provided that it transfers its ownership of all assets of Innovative Building Technology, Inc. remaining after payment or provision for payment of its claims or obligations to the Borrower within 20 calendar days of filing its certificate of dissolution with the Delaware Secretary of State.

     6.     REFERENCE TO THE CREDIT AGREEMENT. (a) Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Third Amendment. (b) The Credit Agreement, as amended by this Third Amendment, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     7.     COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for Administrative Lender with respect thereto and with respect to advising Administrative Lender as to its rights and responsibilities under the Credit Agreement, as amended by this Third Amendment).

     8.     RELEASE. (a) Borrower and each of its Subsidiaries (collectively, the “Borrower Parties”) hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Administrative Lender and the Lenders and all respective Affiliates and subsidiaries of the Administrative Lender and the Lenders, their respective officers, servants, employees, agents, attorneys, financial advisors, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Lender Parties”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which any Borrower Party ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Third Amendment and which were in any manner related to any of the Loan Documents or the enforcement or attempted enforcement by the Administrative Lender or the Lenders of rights, remedies or recourses related thereto which shall include all Borrower claims related to the Credit Agreement and the other Loan Documents (collectively, the “Borrower Claims”). (b) Each Borrower Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any of the Borrower Claims which may have arisen at any time on or prior to the date of this Third Amendment and were in any manner related to any of the Loan Documents.

     9.     EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     10.     GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Borrower and each Lender and their respective successors and assigns.

     11.     HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

     12.     ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

BORROWER:
BUTLER MANUFACTURING COMPANY

	By:	/s/ Larry C. Miller

Name: Larry C. Miller

Title: Vice President — Finance

ADMINISTRATIVE LENDER:
BANK OF AMERICA, N.A., as Administrative Lender

	By:	/s/ John K. Barrett

Name: John K. Barrett

Title: Managing Director

LENDERS:
BANK OF AMERICA, N.A., as a Lender and as the Issuing Bank

	By:	/s/ John K. Barrett

Name: John K. Barrett

Title: Managing Director

COMMERCE BANK, N.A.

By:	/s/ Martin Nay

Name: Martin Nay

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as the Issuing Bank

By:	/s/ Barry P. Sullivan

Name: Barry P. Sullivan

Title: Vice President

ACKNOWLEDGED AND AGREED:

BMC REAL ESTATE, INC.

By:	/s/ Larry C. Miller

Name: Larry C. Miller

Title: Vice President — Finance

BUCON, INC.

By:	/s/ Larry C. Miller

Name: Larry C. Miller

Title: Vice President — Finance

BUTLER HOLDINGS, INC.

By:	/s/ Larry C. Miller

Name: Larry C. Miller

Title: Vice President — Finance

BUTLER REAL ESTATE, INC.

By:	/s/ Larry C. Miller

Name: Larry C. Miller

Title: Vice President — Finance

LESTER BUILDINGS, INC.

By:	/s/ Larry C. Miller

Name: Larry C. Miller

Title: Vice President — Finance

BUTLER PACIFIC, INC.

By:	/s/ Larry C. Miller

Name: Larry C. Miller

Title: Vice President — Finance

MODULINE WINDOWS, INC.

By:	/s/ Larry C. Miller

Name: Larry C. Miller

Title: Vice President — Finance

LIBERTY BUILDING SYSTEMS, INC.

By:	/s/ Larry C. Miller

Name: Larry C. Miller

Title: Vice President — Finance